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                              SYMANTEC CORPORATION

                               STOCK OPTION GRANT


Charles Boesenberg
1396 Albar Court
Saratoga CA 95070


Congratulations! You have been granted an option under the 1988 Employees Stock Option Plan (the "Plan") to buy Symantec Corporation Common Stock ("Shares") as follows:


     DATE OF GRANT:                                         03/07/95

     TYPE OF OPTION (ISO OR NQSO):                          NQSO

     GRANT NUMBER:                                          009665

     TOTAL NUMBER OF SHARES SUBJECT TO OPTION:              14,000

     EXERCISE PRICE PER SHARE:                              $19.5000

     FIRST VESTING DATE (25% OF TOTAL SHARES):              03/07/96

     SUBSEQUENT VESTING:                                    MONTHLY
     (SEE SECTION 8 OF TERMS AND CONDITIONS OF GRANT)

     EXPIRATION DATE:                                       03/07/05

Optionee hereby acknowledges receipt of a copy of the Plan and this Stock Option Grant (including the Terms and Conditions of Stock Option Grant attached hereto), and represents that Optionee has read and understands, and accepts, the terms and provisions contained therein.


SYMANTEC CORPORATION:              OPTIONEE:


By:  /s/ Robert R. B. Dykes        /s/ Charles Boesenberg
     ----------------------        ---------------------------
     Robert R. B. Dykes            Charles Boesenberg

Its: Chief Financial Officer       Date:
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                              SYMANTEC CORPORATION

                               STOCK OPTION GRANT
                              TERMS AND CONDITIONS


          1. GRANT OF OPTION. Symantec Corporation, a Delaware corporation, (the "COMPANY"), hereby grants to the optionee named above (the "OPTIONEE") an option (this "OPTION") to purchase the total number of shares of common stock of the Company set forth above (the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions set forth below and in the Company's 1988 Employees Stock Option Plan, as amended (the "PLAN"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "CODE"). If not so designated, this Option shall be a nonqualified stock option ("NQSO").

          2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions set forth herein and in the Plan, Optionee may exercise this Option in whole or in part for any Vested Shares, as determined in accordance with Section 8 hereof; provided, however, that this Option shall expire and terminate on the date (the "Expiration Date") which is ten years after the date of grant set forth above (the "Grant Date"), or earlier, as provided in Section 4 hereof, and must be exercised, if at all, on or before the Expiration Date.

          3. RESTRICTIONS ON EXERCISE. Exercise of this Option is subject to the following limitations:

               (a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

               (b) This Option may not be exercised until the Plan, or any required increase in the number of Shares authorized under the Plan, is approved by the stockholders of the Company.

          4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or in the case of an NQSO, an Affiliate of the Company) (as defined in the Plan). Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company, or any Parent, Subsidiary or Affiliate of the Company or if the Committee (as defined in the Plan) determines that Optionee is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "TERMINATION DATE").

               (a) If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise this Option to the extent (and only to the extent) that it would have been exercisable upon the Termination Date, within three months after the Termination Date, provided that, if Optionee is an Insider (as defined in the Plan) and the Company is subject to section 16(b) of the Securities Exchange Act of 1934, as then in effect (the "EXCHANGE ACT"), this Option will be exercisable for a period of time sufficient to allow Optionee to avoid having a matching purchase and sale under Section 16(b), with any extension beyond three months from termination of employment in the case of an Option constituting an ISO being deemed to result in the Option becoming an NQSO, and provided further that in no event may this Option be exercisable later than the Expiration Date.

               (b) If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death or disability of Optionee within the meaning of Section 22(e) (3) of the Code, the Option may be exercised to the extent (and only to the extent) that it would have been


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exercisable by Optionee on the Termination Date, by Optionee (or the Optionee's
legal representative) within 12 months after the date of termination, but in any event no later than the Expiration Date.

Nothing herein or in the Plan shall confer on Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment at any time, with or without cause.

          5.  MANNER OF EXERCISE.

               (a) This Option shall be exercisable by delivery to the Company of an executed written Notice of Intent to Exercise Stock Option in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Company (the "EXERCISE AGREEMENT"), which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

               (b) Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased (i) in cash (by check);
(ii) by surrender of shares of common stock of the Company that have been owned by the Optionee for more than six months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value (as defined in the Plan) equal to the exercise price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (vi) by any combination of the foregoing where approved by the Committee in its sole discretion.

               (c) WITHHOLDING TAXES. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

               (d) ISSUANCE OF SHARES. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative or assignee.

          6. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date which is two years after the Grant Date, or (2) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from any such early disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.


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          7.  NONTRANSFERABILITY OF OPTION.  If this Option is an ISO, or if
Optionee is an Insider subject to Section 16(b) of the Exchange Act, then this Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Otherwise, this Option may only be transferred to Optionee's immediate family, to a trust for the benefit of Optionee or Optionee's immediate family, or to a charitable entity qualified under IRC
Section 501(c), where "immediate family" shall mean spouse, lineal descendant or antecedent, brother or sister. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

          8. VESTING SCHEDULE. For purposes of determining which Shares are "VESTED SHARES" and exercisable hereunder, the following vesting schedule (the "VESTING SCHEDULE") shall apply, provided that the Optionee remains continually employed by the Company or a Parent, Subsidiary or Affiliate of the Company:
25% of the Shares shall vest on the First Vesting Date, as specified above, with the remaining Shares vesting at the rate of 2.0833% of the total Shares per month over the subsequent three years.

          9. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of such issuance or transfer.

          10. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

               (b) EXERCISE OF NONQUALIFIED STOCK OPTION. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (c) DISPOSITION OF SHARES. If the Shares are held for at least twelve months in the case of an NQSO and twelve months in the case of an ISO after the date of the transfer of the Shares pursuant to the exercise of this Option (and, in the case of an ISO, are disposed of at least two years after the Grant Date), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one year period or within two years after the Grant Date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

          11. INTERPRETATION. Any dispute regarding the interpretation hereof or of the Plan shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.


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          12.  ENTIRE AGREEMENT.  The Plan and the Exercise Agreement are
incorporated herein by reference. This Stock Option Grant, including these Terms and Conditions of Stock Option Grant, constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.


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